UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2005

MAKEMUSIC! INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250

(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848

(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 8, 2005, MakeMusic! Inc. increased its Board from five to six members and elected Lawrence M. Morton as an additional director. Mr. Morton was also appointed to be a member of the Board’s Compensation Committee and Audit Committee. Mr. Morton will be compensated for his services on the Board according to the current Board compensation arrangements.
     Mr. Morton has served as President of Hal Leonard Corporation since September 1999. He joined Hal Leonard in 1990 and served as an Executive Vice President responsible for worldwide corporate sales and marketing until 1999. Mr. Morton has been in the music industry since 1984, and he currently serves on the boards of directors of the Music Publishers’ Association and the American Music Conference. He previously served on other boards, including Retail Print Music Dealers Association and the National Association of Music Merchants.
     Mr. Morton was not elected pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company in which Mr. Morton has or had a direct or indirect material interest.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements: None.
     (b) Pro forma financial information: None.
     (c) Shell company transactions: None
     (d) Exhibits:
     Exhibit 99.1 Press release dated December 8, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2005

MAKEMUSIC! INC.
By /s/ Alan G. Shuler
Alan G. Shuler
Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
MAKEMUSIC! INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 8, 2005	000-30637

EXHIBIT NO.	ITEM
99.1	Press release dated December 8, 2005.